Exhibit 11(b)

CONSENT OF JAMES F. ELDRIDGE, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in the Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File 333-44956).

/s/ James F. Eldridge
James F. Eldridge, Esq.
Chief Legal Officer; Secretary

April 17, 2008